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                                                                    Exhibit 99.2

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (the "Agreement") is made as of December 29, 2000, by and among S2 GOLF INC., a New Jersey corporation ("Acquiror"), S2 GOLF ACQUISITION CORP. ("Surviving Corporation"), LADIES GOLF EQUIPMENT COMPANY, INC., a Florida corporation ("the Company"), JAMES E. JONES ("Mr. Jones"), BRIAN CHRISTOPHER ("Mr. Christopher" and together with Mr. Jones, the "Shareholders") and KEY TRUST COMPANY OF OHIO, N.A., as escrow agent (the "Escrow Agent").

                                    RECITALS:

         A. Acquiror, the Surviving Corporation, the Company and the Shareholders have entered into an Agreement and Plan of Reorganization dated as of September 22, 2000 (the "Reorganization Agreement"), pursuant to which the Company merged into the Surviving Corporation as of the date hereof.

         B. The Acquiror and the Shareholders have agreed to place in escrow the share certificates for 75,000 shares of common stock of Acquiror (the "Escrow Shares"), which represent a portion of the merger consideration under the Reorganization Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1.       Creation of Escrow.

         (a) The Shareholders hereby agree to deposit the Escrow Shares, together with stock power endorsed in blank, with the Escrow Agent. The Escrow Agent hereby agrees to accept the Escrow Shares and to hold the same in an escrow account pursuant to the terms of this Agreement.

         (b) The Escrow Agent has no obligations with respect to the Escrow Shares other than the obligations to hold and to distribute the Escrow Shares according to the terms of this Agreement.

         2.       Distribution of Escrow Shares.


         (a) The Acquiror and the Shareholders shall authorize the Escrow Agent to distribute the Escrow Shares by written joint distribution instructions in accordance with the terms of the Reorganization Agreement.

         (b) Immediately upon distributing the Escrow Shares as directed pursuant to such joint written instructions, the Escrow Agent shall have no further obligations hereunder and this Agreement shall terminate without further action by any party hereto.

         3.       The Escrow Agent.

         (a) The Escrow Agent shall not deal with the Escrow Shares except in accordance with (i) this Agreement, or (ii) written instructions given in conformity with this Agreement. The


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Escrow Agent shall not be bound in any other way by the Reorganization
Agreement, it being understood that the Escrow Agent's only duties and responsibilities shall be to hold and distribute the Escrow Shares in accordance with the terms of this Agreement. The Escrow Agent shall have no liability with respect to any action taken by it except for its own gross negligence or willful misconduct. The Escrow Agent makes no representations and has no responsibility as to the validity, genuineness or sufficiency of any of the documents or instruments included in the subject matter of the escrow. The Escrow Agent shall be entitled to rely, and shall be protected in acting in reliance upon, any instructions or directions furnished to it in writing or pursuant to any provisions of this Agreement and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to it and believed by it to be genuine and to have been signed and presented by the proper party or parties. The Escrow Agent may act in reliance upon the advice of counsel satisfactory to it in reference to any matter in connection with the escrow and shall not incur any liability for any action taken in good faith in accordance with such advice. In no event shall the Escrow Agent be required to notify or obtain the consent, approval, authorization or order of any court or governmental body pursuant to the transactions contemplated by the provisions of this Agreement.

         (b) Acquiror shall pay the Escrow Agent's reasonable annual compensation for the services to be rendered hereunder, agreed to be $750.00.

         (c) The Escrow Agent shall have first lien on all items held by it hereunder for its compensation and shall not be required to deliver the Escrow Shares deposited with it under this Agreement unless and until it shall have received full payment for its compensation.

         (d) The Escrow Agent shall not be liable to anyone whatsoever by reason of any error of judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law or for anything which it may do or refrain from doing in connection herewith unless caused by or arising out of its own gross negligence or willful misconduct. In no event shall the Escrow Agent be liable for any special or consequential damages caused by its gross negligence or willful misconduct.

         4. Representations and Covenants of Acquiror and the Shareholders.

         (a) The Escrow Shares appear as issued and outstanding on the balance sheet of Acquiror, and are legally issued and outstanding under applicable New Jersey laws.

         (b) All dividends paid on the Escrow Shares, if any, will be distributed currently to the Selling Shareholders.

         (c) All voting rights of the Escrow Shares are exercisable by or on behalf of the Shareholders or their authorized agent.

         (d) The Shareholders and Acquiror agree to take all steps in the calculation of the Merger Consideration Adjustment (as defined in Section 3.4 of the Reorganization Agreement) in a timely manner so that all Escrow Shares will be released from the escrow arrangement within one (1) year from the date hereof, except in the event of a bona fide dispute of the Merger Consideration


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Adjustment. In the event of such dispute, any Escrow Shares that are not subject to the dispute will be released from the escrow arrangement within one (1) year from the date hereof.

         (e) The distribution of the Escrow Shares will occur only upon the conditions set forth in Section 3.4 of the Reorganization Agreement. The mechanism for the calculation of the number of Escrow Shares to be distributed to Acquiror and to the Shareholders is limited solely to the Merger Consideration Adjustment set forth in Section 3.4 of the Reorganization Agreement. The distribution of any Escrow Shares to Acquiror or to the Shareholders will be determined only by the amount of the Merger Consideration Adjustment, as determined by the Accountant (as defined in the Reorganization Agreement), which is not an event the occurrence or nonoccurrence of which is within the control of the Shareholders.

         (f) The Escrow Shares are not subject to restrictions requiring their return to Acquiror because of the death of the Shareholders, or failure or the Shareholders to continue employment or similar restrictions.

         (g) No Escrow Shares will be distributed to Acquiror as a result of the payment of additional tax or reduction in tax paid as a result of an Internal Revenue Service audit of the Shareholders or Acquiror with respect to the Merger, as defined in the Reorganization Agreement.

         (h) The number of Escrow Shares to be distributed to Acquiror, as set forth in Section 3.4 of the Reorganization Agreement, is based on the initial negotiated value thereof. The Selling Shareholders do not have the right to substitute other property for the Escrow Shares in the event of the occurrence of a Merger Consideration Adjustment.

         5. Adverse Claims. The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement. The Escrow Agent's duties and obligations are purely ministerial in nature, and nothing herein shall be construed to give rise to any fiduciary obligations of the Escrow Agent. In the event of any disagreement over the presentation of any adverse claim or demand in connection with the distribution of the Escrow Shares, the Escrow Agent shall, at its option, be entitled to refuse to comply with any such claims or demands during the continuance of such disagreement and may refrain from delivering any item affected thereby, and in so doing, the Escrow Agent shall not become liable to undersigned or to any other person, due to its failure to comply with such adverse claim or demand. The Escrow Agent shall be entitled to continue, without liability, to refrain and refuse to act:

                  (a) Until authorized to distribute the Escrow Shares by a court order from a court having jurisdiction of the parties and the Escrow Shares, after which time the Escrow Agent shall be entitled to act in conformity with such adjudication; or

                  (b) Until all differences shall have been adjusted by agreement and the Escrow Agent shall have been notified thereof and shall have been directed in writing, signed jointly or in counterparts by the Acquiror and the Company and by all persons making adverse claims or demands, at which time the Escrow Agent shall be protected in acting in compliance therewith.


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         All costs and expenses of the Escrow Agent incurred by reason of any disagreement with respect to the presentation of any adverse claim or demand in connection with distribution of the Escrow Shares shall be paid by the party determined to be the non-prevailing party.

         6. Indemnification. The Acquiror and the Shareholders jointly and severally agree to indemnify, defend and hold harmless the Escrow Agent from and against all losses, damages, costs, charges, payments, liabilities, and expenses, including the costs of litigation, investigation and reasonable legal fees incurred by the Escrow Agent and arising directly or indirectly out of its role as Escrow Agent pursuant to this Agreement, except as caused by its gross negligence or willful misconduct. The parties hereto agree that the Escrow Agent does not assume any responsibility for the failure of any of the parties to perform the conditions of this Agreement as set forth herein. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The provisions of this Section 6 shall survive termination of this Agreement.

         7. Expenses. The costs and expenses of the Escrow Agent incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Acquiror or the Surviving Corporation prior to distribution of the Escrow Shares hereunder. The Shareholders agree to reimburse the Acquiror or the Surviving Corporation, as the case may be, for one-half of any costs and expenses of the Escrow Agent that are paid by the Acquiror.

         8. Confidentiality. The Escrow Agent shall keep confidential the terms and conditions of this Agreement as well as the transactions contemplated hereby and any information received in connection therewith regarding business and financial operations matters of and concerning the Acquiror, the Surviving Corporation, the Company, or the Shareholders (the "Confidential Information"), and the Escrow Agent shall refrain from disclosure of the Confidential Information to any third party either during the pendency or subsequent to the termination of this Agreement.

         9. Notices. All notices and other communications hereunder shall be in writing and shall be acceptable if (a) delivered personally or by telecopy or (b) if sent by registered or certified mail (return receipt requested), and postage prepaid, or (c) if sent by reputable overnight courier, so long as the parties to this Agreement receive such notices at the following addresses or at such other address for a party as shall be specified by like notice.

         If to the Acquiror:        Mr. Douglas A. Buffington
                                    S2 Golf Inc.
                                    18 Gloria Lane
                                    Fairfield, NJ  07004
                                    Phone:  (973) 227-7783


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         With a copy to:            Richard M. Maurer
                                    Wesmar Partners Limited Partnership
                                    Three Gateway Center
                                    401 Liberty Avenue
                                    Pittsburgh, PA  15222
                                    Phone:  (412) 392-2350

         and to:                    Squire, Sanders & Dempsey L.L.P.
                                    4900 Key Tower
                                    127 Public Square
                                    Cleveland, Ohio  44114-1304
                                    Phone: (216) 479-8654; Fax:  (216) 479-8776
                                    ATTN:  Mary Ann Jorgenson

         If to Jones:               James E. Jones
                                    Suite 400
                                    3803 Corporex Park Drive
                                    Tampa, FL  33619

         With a copy to:            Holland & Knight LLP
                                    400 North Ashley Drive, Suite 2300
                                    Tampa, Florida 3602
                                    ATTN: Douglas A. Wright, Esq.


         If to Christopher:         Brian Christopher
                                    6202 Emmons Lane
                                    Tampa, Florida 33642

         If to Escrow Agent:        Key Trust Company of Ohio, N.A.
                                    127 Public Square
                                    Cleveland, Ohio 44114
                                    Fax: (216) 689-3777
                                    ATTN:  Terry Stone

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or by telecopy, or on the date of receipt, if mailed, or one day after mailing, if by overnight courier. Any party giving notice under this Agreement to one party to this Agreement shall be required to give such notice to all parties to this Agreement in order for such notice to be effective.

         9. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written and oral.


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         10.      Applicable Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

         11. Section Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be a single agreement.


                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the undersigned have signed their names as of the date first written above.



                                 S2 GOLF INC.


                                 By: /s/ Douglas A. Buffington
                                    -------------------------------------------
                                         Douglas A. Buffington
                                         President


                                 S2 GOLF ACQUISITION CORP.


                                 By: /s/ Douglas A. Buffington
                                    -------------------------------------------
                                         Douglas A. Buffington
                                         President


                                 KEY TRUST COMPANY OF OHIO, N.A.


                                 By: /s/ Terry Stone
                                    -------------------------------------------
                                         Terry Stone



                                 SHAREHOLDERS


                                 /s/ James E. Jones
                                 ----------------------------------------------
                                     James E. Jones


                                 /s/ Brian Christopher
                                 ----------------------------------------------
                                     Brian Christopher


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